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                            INDEMNIFICATION AGREEMENT

     This INDEMNIFICATION AGREEMENT (this "Agreement"), dated as of February 29, 2000 between STEVEN L. VANECHANOS, JR. (the "Indemnitor") and eB2B COMMERCE, INC., a Delaware corporation ("eCom").

     WHEREAS, the Indemnitor is a director, officer and principal shareholder of DynamicWeb Enterprises, Inc., a New Jersey corporation (the "Company");

     WHEREAS, eCom and the Company have entered into an Agreement and Plan of Merger dated December 1, 1999, as amended by Amendment No. 1 to Agreement and Plan of Merger dated February 29, 2000 (as such agreement may be further amended, modified, supplemented or restated from time to time, the "Merger Agreement") pursuant to which eCom shall merge with and into the Company (the surviving corporation being hereinafter referred to as the "Surviving Corporation"); and

     WHEREAS, it is a condition to closing of the transactions contemplated in the Merger Agreement that Indemnitor enter into this Agreement with eCom.

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

1. Definitions. Capitalized terms used, but not defined herein, shall have the meanings given to them in the Merger Agreement.

2.   Indemnification:

     2.1 Duty to Indemnify. The Indemnitor shall defend and hold harmless the Surviving Corporation and its affiliates (each of the foregoing being hereinafter referred to as an "Indemnified Party" and, collectively, as the "Indemnified Parties") from and against all assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorney's fees and disbursements (collectively, "Damages"), incurred by any Indemnified Party resulting from any material breach or material inaccuracy of any representation or warranty of the Company contained in the Merger Agreement if, at the time such representation or warranty was made, any member of the Knowledge Group (as hereinafter defined) had actual knowledge of such misrepresentation. As used herein, the term "Knowledge Group" shall consist of the Indemnitor and James D. Conners, the Company's President and Chief Operating Officer.

     2.2 Indemnification Procedures. An Indemnified Party shall give the Indemnitor prompt written notice (hereinafter, the "Indemnification Notice") of any Damages, including any demands, claims, actions or causes of action (collectively, "Claims") asserted against the Indemnified Party for which the Indemnified Party may be entitled to indemnification hereunder; provided that such Indemnification Notice states that the Indemnified Party believes, in good faith, that the Damages are a result of any material breach or material inaccuracy of any representation or warranty of the Company contained in the Merger Agreement and that the Knowledge Group had actual knowledge of such misrepresentation, in accordance with Section 2.1 hereof. Failure to give such Indemnification Notice in prompt fashion shall not relieve the Indemnitor of any obligations which the Indemnitor may have to the Indemnified Party under this
Section 2, except if and to the extent that such failure has adversely prejudiced the Indemnitor. Within twenty (20) days after the receipt of the Indemnification Notice (or, if the amount of Damages is not set forth in the Indemnification Notice, within twenty (20) days after






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the receipt of a notice setting forth the amount of Damages ("Damage Amount
Notice")), Indemnitor shall pay to the Indemnified Party an amount equal to the Damages set forth in the Indemnification Notice or Damage Amount Notice, as applicable, after the threshold set forth in Section 2.4(b) is exceeded (up to the maximum set forth in Section 2.4(c)), unless the Indemnitor has delivered to the Indemnified Party notice of his intention to contest his liability hereunder or such Damages in good faith, in which case the Indemnitor's obligations shall be suspended (and the Escrow Shares (defined below) shall remain in escrow) until the parties have resolved the matter in accordance with Section 5 hereof and, in such case, the Indemnitor's obligations, if any, shall be fulfilled within twenty (20) days after the resolution of such matter.

     2.3 Third Party Claims. In addition to the foregoing, the obligations and liabilities of the Indemnitor with respect to Claims against an Indemnified Party by persons not party to the Merger Agreement, for which an Indemnified Party may be entitled to indemnification hereunder, shall be subject to the following terms and conditions:

         (a) The Indemnified Parties will have the right (upon further notice to the Indemnitor) to undertake the defense, compromise or settlement of such Claim for the account of the Indemnitor, if applicable, with counsel reasonably satisfactory to the Indemnitor (and in such case the Indemnified Parties shall use their best efforts to vigorously defend such Claim), subject to the right of the Indemnitor to participate in the defense of such Claim in accordance with
Section 2.3(b) at any time. If the Indemnified Parties desire not to defend any Claim and/or desire to settle or compromise any Claim or consent to entry of any judgment with respect to such Claim, the Indemnified Parties shall provide written notice (the "Proposed Settlement Notice") to the Indemnitor of such desire, which Proposed Settlement Notice shall state the amount of Damages which the Indemnified Parties are prepared to incur as a result of such settlement, compromise or entry of judgment (the "Proposed Damage Limit"). Indemnitor shall have the right to assume the defense of such Claim in accordance with Section 2.3(c).

         (b) At any time after delivery of an Indemnification Notice in respect of a Claim and prior to the settlement, compromise or final termination of a Claim, the Indemnitor may elect, by written notice to the Indemnified Parties received by the Indemnified Parties within ten (10) days of the Indemnitor's receipt of the Indemnification Notice, to participate in the defense of such Claim with counsel reasonably satisfactory to the Indemnified Parties (provided that such claim involves only monetary damages and does not seek an injunction or other equitable relief).

         (c) At any time after delivery of a Proposed Settlement Notice with respect to a Claim, the Indemnitor may elect, by written notice to the Indemnified Parties received by the Indemnified Parties within ten (10) days of the Indemnitor's receipt of the Proposed Settlement Notice, to assume the defense of such Claim and to employ his own counsel in the defense of such Claim, provided that upon final determination of Damages with respect to such Claim, any Damages in excess of the Proposed Damage Limit shall be the sole responsibility of the Indemnitor and shall not be considered Damages for the purposes of the limitations set forth in Section 2.4 below.

         (d) If the Indemnitor chooses to participate in or assume the defense of any claim, the Indemnified Parties shall cooperate with all reasonable requests of the Indemnitor and his counsel and shall make available books, records or other documents within its control that are necessary or appropriate for such defense.

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         (e) If the Indemnitor elects to participate in or assume the defense of any Claim, the Indemnitor shall not settle or compromise any Claim without the prior written consent of the Indemnified Parties (which shall not be unreasonably withheld or delayed) or consent to entry of any judgment which does not include as an unconditional term thereof the release by the claimant or the plaintiff of all Indemnified Parties from all liability arising from events which allegedly give rise to such Claim.

     2.4 Limitations on Indemnification.

         (a) For the purposes of this Agreement, the representations and warranties of the Company shall survive from the closing pursuant to the Merger Agreement until the conclusion of the first annual audit of the Surviving Corporation following the closing of the Merger (the "Termination Date"). However, if a claim for indemnification hereunder is asserted by an Indemnified Party prior to the Termination Date, then such representation or warranty shall continue to survive solely in respect of such claim until such claim for indemnification has been satisfied or otherwise resolved. Thereafter, the obligations of Indemnitor shall be of no force and effect. In any event, the parties shall fully cooperate with each other and their respective counsel in connection with any such litigation, defense, settlement or any other resolution.

         (b) The Indemnitor shall not be liable for any claim for indemnification hereunder until such time as the Damages, in the aggregate, exceed $250,000, in which event the Indemnified Parties shall be indemnified only for Damages incurred by them in excess of $250,000.

         (c) The Indemnitor shall not be liable for any claims for indemnification hereunder, in the aggregate, in excess of the value of all of the Escrow Shares (as hereinafter defined).

     2.5 Escrow Shares. To secure the Indemnitor's obligations hereunder, at the Closing, the Indemnitor shall deposit with an escrow agent reasonably satisfactory to the parties hereto stock certificates evidencing 100,000 of the Indemnitor's shares of Company Common Stock ("Escrow Shares"), together with a stock power executed in blank by the Indemnitor. Such Escrow Shares shall be held by the escrow agent in accordance with an escrow agreement in form and substance reasonably satisfactory to the parties hereto. For purposes of this Agreement, the value of the Escrow Shares shall be the average of the closing bid prices for the shares of the Surviving Corporation's common stock as reported upon the principal stock exchange where such shares are traded for the ten (10) days immediately preceding and the ten (10) days immediately succeeding the date of the resolution of any claim by the Indemnified Party for any such indemnification.

3    Notices. All notices and instructions provided for or permitted hereunder shall be in writing and delivered personally, sent by facsimile, or sent by registered or certified mail (postage prepaid) or by courier service (with proof of delivery, charges prepaid) as follows:

     If to the Indemnitor: Steven L. Vanechanos, Jr., 92 Claken Drive, West Orange, New Jersey 07052, with a copy to Brown Raysman Millstein Felder & Steiner, LLP, 120 West 45th Street, New York, New York 10036, Attention:
Sarah Hewitt, Esq.

     If to eCom: eB2B Commerce, Inc., 29 West 38th Street, New York, New York 10018,

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unless and until in either case a different address shall be furnished in writing to the other parties by the party to whom such notice or instruction is to be given.

4. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York.

5. Dispute Resolution. Any controversy, dispute or disagreement arising out of or relating to this Agreement shall be settled in accordance with the terms of Section 9.16 of the Merger Agreement, which are incorporated herein by reference.

6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

7. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

8. Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile signature), each of which shall be deemed an original, and all of such counterparts shall constitute a single instrument.

9. Exclusive Remedy. The contract rights conferred by this Agreement shall be exclusive of any other right which the Indemnified Parties may have or may hereinafter acquire under any statute, agreement or otherwise.

     IN WITNESS WHEREOF, the parties have executed this Indemnification Agreement as of the date first set forth above.


                                            ---------------------------------
                                            Steven L. Vanechanos, Jr.


                                            eB2B COMMERCE, INC.


                                            By:
                                                ------------------------------
                                            Name: Victor Cisario
                                            Title: Chief Financial Officer


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